SCHEDULE 14A INFORMATION

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Peoples Federal Bancshares, Inc.
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January 13, 2011

Dear Fellow Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of Peoples Federal Bancshares, Inc.  The meeting will be held at the Doubletree Guest Suites Boston Hotel located at 400 Soldiers Field Road, Boston, Massachusetts 02134 on Tuesday, February 15, 2011 at 2:00 p.m., Eastern time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Officers of the Company will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Maurice H. Sullivan, Jr.

Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer

435 Market Street
Brighton, Massachusetts 02135
(617) 254-0707
______________________

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	Tuesday, February 15, 2011 at 2:00 p.m., Eastern time

PLACE	Doubletree Guest Suites Boston Hotel
400 Soldiers Field Road
Boston, Massachusetts 02134

ITEMS OF BUSINESS	(1) To elect four directors, each to serve for a term of three years.

(2) To ratify the selection of Shatswell, MacLeod & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

(3) To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

(4)
To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration; and

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder of record as of the close of business on December 29, 2010.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Myron Fox
Corporate Secretary
January 13, 2011

Peoples Federal Bancshares, Inc.

Proxy Statement

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Federal Bancshares, Inc. (the “Company” or “Peoples Federal Bancshares”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for Peoples Federal Savings Bank (the “Bank”).  The annual meeting will be held at the Doubletree Guest Suites Boston Hotel located at 400 Soldiers Field Road, Boston, Massachusetts 02134 on Tuesday, February 15, 2011 at 2:00 p.m., local time.  This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about January 13, 2011.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on December 29, 2010.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other nominee.  As the beneficial owner, you have the right to direct your broker how to vote.  As of the close of business on December 29, 2010, there were 7,141,500 shares of Company common stock outstanding.  Each share of common stock has one vote.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Peoples Federal Bancshares is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Peoples Federal Bancshares in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

Attending the Meeting

If you were a stockholder as of the close of business on December 29, 2010, you may attend the meeting.  However, if your shares of Company common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Votes Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of Shatswell, MacLeod & Company, P.C. as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting on the non-binding advisory vote on the resolution regarding the compensation of the Company’s named executive officers, you may vote in favor of the resolution, against the resolution or abstain from voting. Approval of the resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or on the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

In voting on the non-binding advisory vote on the frequency of which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration, you may vote to (i) consider the proposal every ONE YEAR; (ii) consider the proposal every TWO YEARS; (iii) consider the proposal every THREE YEARS; or (iv) ABSTAIN from voting on the proposal. Generally, approval of any matter presented to shareholders requires a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm;

•	for approval of the non-binding advisory vote on the resolution regarding the compensation of the Company’s named executive officers; and

•	for approval of the Board’s recommendation that the advisory vote on the compensation of the Company’s named executive officers be included in the Company’s proxy statement every year.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth, as of December 29, 2010, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock. Percentages are based on 7,141,500 shares of Company common stock issued and outstanding as of December 29, 2010.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Farley Capital II L.P. Labrador Partners L.P. Farley Associates II LLC Newfoundland Partners L.P. FA Newfoundland LLC Stephen Farley LLC Stephen L. Farley 780 Third Avenue 31st Floor New York, New York 10017	437,244 (1)	6.1%

Peoples Federal Savings Bank Employee Stock Ownership Plan 435 Market Street Brighton, Massachusetts 02135	571,320	8.0%

Peoples Federal Savings Bank Charitable Foundation 435 Market Street Brighton, Massachusetts 02135	529,000	7.4%
__________________________________
(1)	Based exclusively on a Schedule 13G filed jointly by the parties with the SEC on August 6, 2010.

PROPOSAL 1— Election of Directors

Shared Management Structure

The directors of Peoples Federal Bancshares are the same persons who are the directors of Peoples Federal Savings Bank.  In addition, each executive officer of Peoples Federal Bancshares is also an executive officer of Peoples Federal Savings Bank. We expect that Peoples Federal Bancshares and Peoples Federal Savings Bank will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of Peoples Federal Bancshares and Peoples Federal Savings Bank

The following table sets forth information regarding the executive officers of Peoples Federal Bancshares and Peoples Federal Savings Bank as of September 30, 2010.

		Position with
Name	Age	Peoples Federal Bancshares	Peoples Federal Savings Bank

Maurice H. Sullivan, Jr.	65	Chairman and Chief Executive Officer	Chairman
Thomas J. Leetch, Jr.	61	President and Chief Operating Officer	President and Chief Executive Officer
James J. Gavin	46	Executive Vice President	Executive Vice President; Chief Lending Officer and Chief Operating Officer
Christopher Lake	47	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer

The executive officers of Peoples Federal Bancshares and Peoples Federal Savings Bank are elected annually.

The following table states our nominees’ and directors’ names, their ages as of September 30, 2010, the years when they began serving as directors of Peoples Federal Savings Bank, when their current term expires and the amount and percentage of Company common stock owned by each person  individually and in total by all of management and directors as a group:

Name	Position(s) Held With Peoples Federal Bancshares, Inc. (1)	Age	Director Since (2)	Current Term Expires	Shares Beneficially Owned as of December 29, 2010 (3)		Percent of Common Stock
NOMINEES

Thomas J. Leetch, Jr.	President, Chief Operating Officer and Director	61	1980	2011	33,334	(4)	*
Vincent Mannering	Director	58	2003	2011	12,800	(5)	*
Norman Posner	Director	64	2007	2011	25,300	(6)	*
Maurice H. Sullivan, III	Director	39	1999	2011	20,535	(7)	*
CONTINUING DIRECTORS
Maurice H. Sullivan, Jr.	Chairman of the Board, Chief Executive Officer and Director	65	1971	2013	37,350	(8)	*
D. Randolph Berry	Director	63	2007	2012	38,519	(9)	*
Lee Ann Coté	Director	36	2010	2012	3,649	(10)	*
Myron Fox	Director	66	2007	2013	25,325	(11)	*
Hugh Gallagher	Director	80	1988	2012	5,000		*
William Giudice	Director	56	2009	2013	—		n/a
John F. Reen, Jr.	Director	68	2003	2013	7,500	(12)	*
Frederick Taw	Director	60	2007	2012	10,000		*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
James J. Gavin	Executive Vice President	46	n/a	n/a	23,103	(13)	*
Christopher Lake	Senior Vice President and Chief Financial Officer	47	n/a	n/a	13,945	(14)	*

All Directors and Executive Officers as a Group (14 persons)					256,360		3.6%
_______________
(1)	The business address of each director and executive officer is 435 Market Street, Brighton, Massachusetts 02135.
(2)	Includes service on the board of directors of Peoples Federal Savings Bank.
(3)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.  The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(4)	Includes 31,834 shares held by Mr. Leetch through his 401(k) account.
(5)	Includes 7,500 shares held by Mr. Mannering’s IRA; 4,500 shares held by the IRA of Mr. Mannering’s spouse; and 50 shares held jointly with Mr. Mannering’s child.
(6)	Includes 300 shares held as trustee.
(7)
Includes 14,885 shares held by Mr. Sullivan’s 401(k) account; 600 shares held by Mr. Sullivan’s IRA; 200 shares held by Mr. Sullivan’s spouse, 1,200 shares held by the IRA of Mr. Sullivan’s spouse; and 150 shares held as custodian for Mr. Sullivan’s son.

(8)	Includes 31,000 shares held by Mr. Sullivan’s IRA account; 3,350 shares held by Mr. Sullivan’s spouse; and 1,000 shares held by Mr. Sullivan’s spouse as custodian.
(9)           Includes 2,519 shares held by Mr. Berry as trustee.
(footnotes continued on next page)

(10)	Includes 849 shares held by Ms. Coté’s 401(k) account; 300 shares held as custodian for children; and 2,500 shares held by Ms. Coté’s parent.
(11)	Includes 20,000 shares held by Mr. Fox’s spouse and 100 shares held jointly with Mr. Fox’s spouse and child.
(12)	Includes 5,000 share held by Mr. Reen’s IRA account and 2,500 shares held by the IRA of Mr. Reen’s spouse.
(13)	Includes 23,103 held by Mr. Gavin’s 401(k) account.
(14)	Includes 12,545 shares held by Mr. Lake’s 401(k) account.

Directors of Peoples Federal Bancshares and Peoples Federal Savings Bank

Peoples Federal Bancshares has twelve directors.  Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting.  Directors of Peoples Federal Savings Bank are elected by Peoples Federal Bancshares as its sole stockholder.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below.  The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director.  Each director is also a director of Peoples Federal Savings Bank.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

All of the nominees and directors continuing in office are long-time residents of the communities served by Peoples Federal Bancshares and Peoples Federal Savings Bank and many of such individuals have operated, or currently operate, businesses located in such communities.  As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities.  Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities.  As the holding company for a community banking institution, Peoples Federal Bancshares believes that the local knowledge and experience of its directors assists the Company in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides Peoples Federal Bancshares with greater business development opportunities.  As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists us in structuring our marketing efforts and community outreach programs.

Nominees:

Thomas J. Leetch, Jr. is our President and Chief Operating Officer and is the President and Chief Executive Officer of Peoples Federal Savings Bank, positions he has held at the Bank since his initial hire in 1980. Prior to joining Peoples Federal Savings Bank in 1980, Mr. Leetch worked as a senior manager in the Audit Banking Division of a certified public accounting firm as well as serving as Executive Vice

President and Treasurer of a Massachusetts-based savings bank.  Mr. Leetch has over 35 years of experience in banking.  Mr. Leetch’s significant local banking experience, auditing background and continued participation in the financial industry trade associations provides the Board with a perspective on the day to day operations of Peoples Federal Savings Bank and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis.

Vincent Mannering is an Executive Director of the Boston Water & Sewer Commission, a position he has held since 1995. From 1992 until 1995, Mr. Mannering was a State Representative for the Commonwealth of Massachusetts. Mr. Mannering practiced law in private practice from 1985 until 1995, and prior to this, Mr. Mannering was an Assistant District Attorney for the Commonwealth of Massachusetts from 1978 until 1985.  Mr. Mannering’s former experience as a State Representative and current position with the Boston Water & Sewer Commission, his knowledge of the local municipalities and contacts with local community leaders and politicians provides the Board with insight into dealing with such municipalities and assists the Board in assessing local government actions which may affect the Company or its subsidiaries.

Norman Posner is a certified public accountant and is the managing partner of Samet & Company, PC, a certified public accounting firm, located in Chestnut Hill, Massachusetts. Mr. Posner has been a certified public accountant since 1972. Mr. Posner has significant expertise and background with regard to accounting matters, the application of generally accepted accounting principles and matters of business finance and business transactions.  Mr. Posner’s professional and business experience provides the Board with valuable insight into the accounting and public reporting issues faced by the Company and in assessing strategic transactions involving the Company.

Maurice H. Sullivan, III is a partner in the Boston, Massachusetts office of Bingham McCutchen, LLP, an international law firm. Mr. Sullivan’s primary practice area is commercial real estate. Mr. Sullivan’s legal experience assists the Board in assessing legal and regulatory matters involving the Company, and his specific expertise in the area of commercial real estate provides the Board insight into the local real estate market in general and, more specifically, insight into the values, trends and developments in the Boston metropolitan area commercial real estate market.  Mr. Sullivan is the son of Maurice H. Sullivan, Jr., our Chairman and Chief Executive Officer.

Directors Continuing in Office:

Maurice H. Sullivan, Jr. is our Chairman and Chief Executive Officer. Mr. Sullivan has served as a board member of Peoples Federal Savings Bank since 1971, has served as Chairman of the Board since 1987 and served as the Chairman and Chief Executive Officer of Peoples Federal MHC and Peoples Federal Bancorp, Inc. from their formation in 2005 until the consummation of our mutual to stock conversion in July 2010.  Mr. Sullivan was a practicing attorney from 1971 until his retirement from legal practice in 2007. As a practicing attorney in the local market, Mr. Sullivan represented local businesses and individuals and handled real estate, litigation and business transaction matters for Peoples Federal Savings Bank.  Mr. Sullivan’s legal experience, local contacts with customers and businesses and institutional knowledge of the development of Peoples Federal Savings Bank provides the Board with valuable perspective as to the operations of the Company and with respect to business generation and product offerings.  Mr. Sullivan is the father of board member Maurice H. Sullivan, III.

D. Randolph Berry is a private investor and consulting engineer.  He has been associated with Foster-Miller, Inc, (a subsidiary of QinetiQ, a world-wide technology development firm) since 1970.  Mr. Berry’s significant investing experience assists the Board in analyzing financial transactions and assessing securities investment and asset management strategies.  Additionally, his experience with technology matters assists the Board in assessing the technology needs of the Company with respect to its operations and the delivery of its products and services to its customers.

Lee Ann Coté was elected a director of the Company in 2010. Ms. Coté was formerly Senior Vice President – Retail Banking and Human Resources for Peoples Federal Savings Bank. Ms. Coté was employed by the Bank from 1994 to 2010. Ms. Coté has significant banking expertise and background with regard to retail banking, bank operations, marketing and human resources. Ms. Coté’s professional experience provides the Board with valuable insight into retail and branch banking as well as the delivery of new products and services.

Myron Fox is a practicing attorney and is the proprietor of the law firm Rollins, Rollins & Fox, Wellesley, Massachusetts. Mr. Fox joined Rollins, Rollins & Fox one year after his graduation from Boston College Law School in 1969 and became the firm’s proprietor in 1975. As a practicing attorney in the local market, Mr. Fox represents local businesses and individuals and handles a variety of real estate transaction matters. Mr. Fox’s legal experience provides the Board with insight on legal matters involving the Company, and his local contacts with customers and businesses assists the Company with business generation and product offerings.

Hugh Gallagher is the owner of Center Realty, Inc., a real estate development firm located in Brighton, Massachusetts.  Mr. Gallagher’s experience as a local real estate developer provides the Board with assistance in assessing local real estate values, trends and developments, in identifying potential new lending customers and in assessing the relative risk of projects and properties securing loans made by Peoples Federal Savings Bank.

William Giudice is President and Chief Executive Officer of Xikota Devices, Inc., a semiconductor company that develops high performance components for wireless applications, located in Waltham, Massachusetts. From 2003 until 2007, Mr. Giudice was Vice President and General Manager of Analog Devices. Mr. Giudice has more than 30 years of technology-industry experience.  Mr. Giudice’s general experience in managing the operations of a technology company provides the Board with general business acumen, and his specific experience in the area of technology assists the Board in assessing technological matters related to the operations of the Company and the delivery of its services and products to its customers.

John F. Reen, Jr. is the Owner of Lehman & Reen Funeral Home, a funeral home located in Brighton, Massachusetts which Mr. Reen has owned since its establishment in 1974.  Mr. Reen’s experience as a local business owner and operator provides the board with insight into product offerings aimed at local small businesses.  Additionally, through Mr. Reen’s active participation in local community service organizations, Mr. Reen provides the Board with assistance in the areas of potential business generation and community outreach efforts.

Frederick Taw is an owner of Golden Temple restaurant in Brookline, Massachusetts.  As an active member of the local Asian community and participant in Asian community service organizations, Mr. Taw provides the Board with insight into the banking and service needs of the various Asian communities served by the Company and assistance in the areas of potential business generation and community outreach efforts.

Executive Officers Who Are Not Also Directors:

James J. Gavin is our Executive Vice President and is the Executive Vice President/Chief Operating Officer and Chief Lending Officer of Peoples Federal Savings Bank. He has been employed at Peoples Federal Savings Bank since 1994. Prior to his employment at Peoples Federal Savings Bank, from 1986 until 1994, Mr. Gavin was an Examiner-in-Charge at the Federal Home Loan Bank Board which became the Office of Thrift Supervision in 1989.

Christopher Lake is the Senior Vice President and Chief Financial Officer of Peoples Federal Bancshares and Peoples Federal Savings Bank. He has been employed at Peoples Federal Savings Bank since 2000. Prior to his employment with Peoples Federal Savings Bank, from 1988 until 1994, Mr. Lake was an Examiner-in-Charge at the Federal Home Loan Bank Board which became the Office of Thrift Supervision in 1989. Thereafter, Mr. Lake was employed with another community banking institution as well as KPMG, where he served from 1997 until 2000 as a senior consultant.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts what it believes to be best corporate governance policies and practices for the Company.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions.  A copy of the Code of Ethics for Senior Officers can be found in the “Investor Relations—Corporate Governance” section of our website, www.pfsb.com

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Messrs. Sullivan, Jr., Sullivan, III and Leetch and Ms. Coté, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Messrs. Sullivan, Jr. and Leetch are not independent because they are each one of our executive officers. Director Maurice H. Sullivan, III is not considered independent under the Nasdaq listing standards because he is the son of Maurice H. Sullivan, Jr., our Chairman and Chief Executive Officer, and Ms. Coté is not independent because she is a former officer of Peoples Federal Savings Bank.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below.  During the fiscal year ended September 30, 2010, Peoples Federal Savings Bank paid approximately $29,300 in legal fees to the law firm of Rollins, Rollins & Fox of which director Myron Fox is the proprietor. In addition, all of Peoples Federal Savings Bank’s directors have deposit accounts at Peoples Federal Savings Bank.

Director Qualifications

In considering and identifying individual candidates for director, our Nominating and Corporate Governance Committee and our Board of Directors takes into account several factors which they believe are important to the operations of the Company as a community banking institution.   With respect to

specific candidates, the Board and Committee assess the specific qualities and experience that such individuals possess, including: 1) overall familiarity and experience with the market area served by the Company and the community groups located in such communities; 2) knowledge of the local real estate markets and real estate professionals; 3) contacts with and knowledge of local businesses operating in the Company’s market area; 4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; 5) experience with the local governments and agencies and political activities; 6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; 7) the integrity, honesty and reputation of the individual; 8) experience or involvement with other local financial services companies and potential conflicts that may develop; 9) the past service with the Company or its subsidiaries and contributions to their operations; and 10) the independence of the individual.  While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board and Committee take into account: 1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; 2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and 3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

Our directors have historically had long tenures with the Company or its subsidiaries and all directors have been long-term residents of, or maintained a business operating within the market area of Peoples Federal Savings Bank.  The Bylaws of Peoples Federal Bancshares contain a residency provision whereby no person may serve as a director of the Company unless such person has been, for a period of at least one year immediately before his or her nomination or appointment or at the time of his or her initial appointment or election to the Board of Directors of the Company or a subsidiary of the Company, a resident of a county in which the Company or its subsidiaries maintains a banking office or a county contiguous to any such county. Additionally, the Bylaws prohibit directors from being affiliated with competing financial institutions and include strict integrity provisions.

Board Leadership Structure

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director to further strengthen the governance structure.  The Board of Directors believes this structure provides an efficient and effective leadership model for the Company. We understand the risk that an inside Chairman of the Board could theoretically manage the board of directors’ agenda to limit the consideration of important issues relating to management. However, we believe that combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors and alignment on corporate strategy.  To further strengthen the leadership of the Board of Directors, the Board selects a lead independent director on an annual basis, currently Director William Giudice.  The responsibilities of the lead independent director include leading all Board meetings of “non-management” directors.  The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board of Directors’ leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding regular executive sessions of the independent directors, generally, it is expected, at the conclusion of each monthly board meeting of Peoples Federal Savings Bank.  In addition, the Compensation Committee, which consists only of independent directors, evaluates the performance of our Chairman of the Board and Chief Executive Officer and presents its findings to our independent directors.

Risk Oversight

The board of directors is actively involved in oversight of risks that could affect Peoples Federal Bancshares.  This oversight is conducted in part through committees of the board of directors, but the full board of directors has retained responsibility for general oversight of risks.  The board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, through regular reports directly from officers responsible for oversight of particular risks, and through internal and external audits.  Risks relating to the operations of Peoples Federal Savings Bank are and will continue to be further overseen by the board of directors of Peoples Federal Savings Bank, who are the same individuals who serve on the board of directors of Peoples Federal Bancshares.  The board of directors of Peoples Federal Savings Bank also has additional committees that conduct risk oversight separate from Peoples Federal Bancshares.  Further, the board of directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees.  During the fiscal year ended September 30, 2010, the Board of Directors of Peoples Federal Bancshares held three meetings (not including committee meetings), and two additional meetings of our independent directors, and the Board of Directors of Peoples Federal Savings Bank held 12 meetings.  No director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which such director served (held during the period for which the director has served as a director or committee member, as appropriate).

The following table identifies our Audit, Compensation and Nominating and Corporate Governance committees and their members and the number of meetings held by each committee (including meetings held by the comparable committee of Peoples Federal Savings Bank prior to the consumation of the conversion) during fiscal 2010.  All members of each committee are independent in accordance with the Nasdaq listing standards.  Each of these committees operates under a written charter that is available in the “—Investor Relations—Corporate Governance” section of the Company’s website, www.pfsb.com.

	Nominating and Corporate Governance	Compensation	Audit

	Hugh Gallagher	Hugh Gallagher *	Norman Posner *
	Norman Posner	William Giudice	Vincent Mannering
	D. Randolph Berry	John F. Reen, Jr.	Frederick Taw
Frederick Taw

Number of Meetings in	1	1	6
Fiscal 2010:
____________________________
*	Denotes committee chair.

Committees of the Board of Directors

Audit Committee.  Pursuant to Peoples Federal Bancshares’s Audit Committee Charter, the Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent in accordance with the Nasdaq listing standards and applicable regulations of the Securities and Exchange Commission, is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Norman Posner as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Audit Committee Report.”  The Audit Committee operates under a written charter, which is available on our website at www.pfsb.com.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended September 30, 2010;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•
we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Posner (Chairman), Mannering and Taw

Compensation Committee.  Pursuant to Peoples Federal Bancshares’s Compensation Committee Charter, the Compensation Committee approves the compensation objectives for the Company and Peoples Federal Savings Bank and establishes the compensation for the Chief Executive Officer and other executives. Our Chairman of the Board and Chief Executive Officer and our President provide recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation.  However, Messrs. Sullivan, Jr. and Leetch, Jr. do not vote on and are not present for any discussion of their own compensation, and generally do not attend Compensation Committee meetings.  These recommendations are then considered by the Compensation Committee.  The Compensation Committee, which is comprised solely of non-employee directors, all of whom the Board of Directors has determined are independent in accordance with the Nasdaq listing standards, reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites.  In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of

Directors.  The Compensation Committee operates under a written charter, which is available on our website at www.pfsb.com.

           Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance consists of at least three directors who are “independent” as defined in the Nasdaq listing standards.  The current members of the Nominating and Corporate Governance Committee consist of Directors Gallagher, Posner and Berry.  The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at www.pfsb.com.

Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines.  The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at our annual meeting of stockholders.

If the candidate is deemed eligible for election to the Board of Directors, the Committee will consider the following criteria in selecting nominees, as described in more detail in the Committee’s Criteria for Director Nominees:

•	contribution to board;

•	experience;

•	familiarity with and participation in local community;

•	integrity;

•	stockholder interests and dedication; and

•	independence.

The Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of our stockholders, employees, customers and communities.  The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time.  The Board of Directors will maintain at least one director who meets the definition of “audit committee financial expert” under Securities and Exchange Commission regulations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

In addition to meeting these qualifications, under our Bylaws a person is not qualified to serve as a director (a)(i) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (b) unless such person has been, for a period of at least one year immediately before his or her nomination or appointment or at the time of his or her initial appointment or election to the Board of Directors of the Company or a subsidiary of the Company, a resident of a county in which the Company or its subsidiaries maintains a banking office or a county contiguous to any such county. In addition, no person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, bank, trust company or holding company thereof (in each case whether chartered under state, federal or other law) that engages in business activities in the same market area as Peoples Federal Bancshares or any of its subsidiaries or in any county contiguous to such market area.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  Stockholders can submit the names of qualified candidates for director by writing to us at 435 Market Street, Brighton, Massachusetts 02135, Attention: Corporate Secretary.  To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary not less than 80 days nor more than 90 days prior to the date of any such meeting; provided, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be received by the Secretary of the Company not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

The submission must include the following information:

(1)	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

(2)
The name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

(3)
The name, address and contact information for the candidate, and the number of shares of common stock of Peoples Federal Bancshares that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

(4)	A statement of the candidate’s business and educational experience;

(5)	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

(6)	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Peoples Federal Bancshares or its subsidiaries;

(7)	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

(8)	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Peoples Federal Bancshares who wants to communicate with the Board of Directors or with any individual director may write to: Board of Directors, Peoples Federal Bancshares, 435 Market Street, Brighton, Massachusetts 02135, Attention: Corporate Secretary.  The letter should indicate that the author is a stockholder of Peoples Federal Bancshares and, if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly (for example, where it is a request for information about Peoples Federal Bancshares or it is a stock-related matter); or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Attendance at the Annual Meeting

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts.  The 2011 Annual Meeting of Stockholders is our first annual meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.  The officers and directors of Peoples Federal Bancshares and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership.  Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Peoples Federal Bancshares failed to file such ownership reports on a timely basis for the fiscal year ended September 30, 2010.

Directors’ Compensation

The following table sets forth the compensation paid to our directors who are not also employees during the fiscal year ended September 30, 2010.  Information with respect to director fees and other director compensation paid to Messrs. Sullivan, Jr. and Leetch is included below in “Executive Officer Compensation – Summary Compensation Table.”  Each of our directors also served, prior to completion of our mutual to stock conversion, on the boards of Peoples Federal MHC, Peoples Federal Bancorp, Inc. and Peoples Federal Savings Bank and the below table includes fees received for membership on those boards as well as on the board of Peoples Federal Bancshares.

Director Compensation for the Fiscal Year Ended September 30, 2010
Name	Fees earned or paid in cash (2) ($)	All other compensation ($)	Total ($)
D. Randolph Berry	25,625	3,891	29,516
Lee Ann Coté	1,250	—	1,250
Myron Fox	21,625	4,344	25,969
Hugh Gallagher	32,125	3,774	35,899
William Giudice	20,125	3,750	23,875
Vincent Mannering (1)	22,625	3,891	26,516
Norman Posner	22,625	3,891	26,516
John F. Reen, Jr.	26,125	3,844	29,969
Maurice H. Sullivan, III	26,125	3,891	30,016
Frederick Taw	22,125	3,891	26,016

(1)	Mr. Mannering deferred $15,000 of his board fees to the Voluntary Deferred Compensation Plan for Directors.
(2)	See table below for breakdown of fees earned in the fiscal year ended September 30, 2010.

	Fees Earned or Paid in Cash
Name	Bank Board Fee ($)	MHC Board Fee ($)	Bancorp Board Fee(1) ($)	Investment Committee ($)	Audit Committee ($)	Building Committee ($)	Compensation Committee ($)
D. Randolph Berry	15,000	1,500	3,125	6,000	—	—	—
Lee Ann Coté	1,250	—	—	—	—	—	—
Myron Fox	17,000	1,500	3,125	—	—	—	—
Hugh Gallagher	15,000	1,500	3,125	6,000	—	6,000	500
William Giudice	15,000	1,500	3,125	—	—	—	500
Vincent Mannering	15,000	1,500	3,125	—	3,000	—	—
Norman Posner	15,000	1,500	3,125	—	3,000	—	—
John F. Reen, Jr.	15,000	1,500	3,125	6,000	—	—	500
Maurice H. Sullivan, III	15,000	1,500	3,125	6,000	—	—	500
Frederick Taw	15,000	1,500	3,125	—	2,000	—	500

(1)	Bancorp Board Fees include $2,000 paid by Peoples Federal Bancshares in the fiscal year ended September 30, 2010.

Fees.  In the fiscal year ended September 30, 2010, Peoples Federal Savings Bank paid each director a fee of $1,250 for each board meeting attended, provided that a director could miss one board meeting per year and receive fees for such meeting. The chairman of the board and board secretary of Peoples Federal Savings Bank earn $2,083 and $1,417, respectively, per meeting attended.  Our directors received $500 for each committee meeting attended.  Prior to the July 2010 consummation of our mutual to stock conversion, each of Peoples Federal Bancorp, Inc. and Peoples Federal MHC paid $375 quarterly to each director, or $1,500 annually.  Peoples Federal Bancshares pays an annual retainer of $8,000, however, for the fiscal year ended September 30, 2010, Peoples Federal Bancshares paid its directors $2,000 representing a retainer for the final quarter of the fiscal year.

Voluntary Deferred Compensation Plan for Directors.  Peoples Federal Savings Bank adopted a Voluntary Deferred Compensation Plan for Directors, effective January 1, 2006.  A director may elect to become a participant by submitting to the Compensation Committee a written election to defer a percentage or a specified dollar amount that would otherwise be earned by the individual in the following calendar year.  Amounts deferred by a director will be deemed invested in investments designated as available by the Compensation Committee.    The director may direct that the amounts credited to his account be applied in the proportions he may designate in each deemed investment made available by the Compensation Committee and may elect to change his investment direction.  Each director’s account will be deemed credited at the end of each calendar quarter, or other dates designated by the Compensation Committee, with the earnings or losses the account would have experienced had the account actually been invested in the deemed investment.  Directors are vested in all amounts in their accounts at all times.  Payments under the plan will commence upon a fixed date selected by the director at the time of the deferral, which may be either the last day of a calendar quarter ending at least two years from the end of the calendar year in which the deferred compensation would otherwise become payable, but no later than the end of the calendar quarter in which the director attains age 75, or the last day of any calendar quarter ending after the director’s separation of service.  The director will select the form of payment at the time the director elects to defer compensation from the forms of payment available under the plan.  To the extent permitted by the Compensation Committee, a director may request a distribution in the event of an unforeseeable emergency.  In the event the director dies before payments have commenced, the amount allocated to the director’s account will be paid to the director’s beneficiary.  If payments of a deferred amount have already commenced in the form of installments at the time of the director’s death, the payments will continue to be made in the same form to the director’s beneficiary.

Director Retirement Agreements.  In 2004, Peoples Federal Savings Bank entered into Director Retirement Agreements with Messrs. Vincent Mannering, John F. Reen, Jr., Maurice H. Sullivan, III and Maurice H. Sullivan, Jr.  In December 2010 the board approved an amendment to Mr. Sullivan, Jr.’s Director Retirement Agreement, which, it is expected, will be entered into during the first calendar quarter of 2011 and will be made effective as of January 1, 2011. This amendment increases the retirement benefit payable upon Mr. Sullivan, Jr.’s termination of service.

The agreements provide that upon termination of service on or after normal retirement age (age 70 for Messrs. Mannering, Reen, Jr. and Sullivan, III, and age 65 for Mr. Sullivan, Jr.) for reasons other than death, the director will receive annual benefits of $14,609 with respect to Mr. Mannering, $9,869 with respect to Mr. Reen, Jr., $32,011 with respect to Mr. Sullivan, III and, as amended, $80,455 with respect to Mr. Sullivan, Jr. (prior to January 1, 2011, his annual benefit was $73,390) payable in monthly installments commencing on the first day of the month following the director’s normal retirement date.  If a director had terminated service on September 30, 2010, before attaining his normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the director would receive annual benefits of $6,601 with respect to Mr. Mannering, $8,497 with respect to Mr. Reen, Jr., $9,733 with respect to Mr. Sullivan III, and $73,323 with respect to Mr. Sullivan, Jr., payable in monthly installments commencing on the first day of the month following the director’s attainment of normal retirement age.  Upon a change in control followed by the director’s termination of service within 12 months, the director will receive annual benefits of $14,609 for Mr. Mannering, $9,869 for Mr. Reen, Jr., $32,011 for Mr. Sullivan III and $73,390 ($80,455 as amended) for Mr. Sullivan, Jr., payable in monthly installments commencing on the first day of the month following the director’s termination of service.  The annual retirement benefit will be paid to each of Messrs. Mannering, Reen and Sullivan, III over a period of 10 years and to Mr. Sullivan, Jr., over a period of 20 years.   The agreements include a 12-month non-compete provision, provided that the non-compete provision is not applicable following a change in control.  In the event that any benefit under the agreements would create an excise tax under Section 280G of the Internal Revenue Code, the benefit will be reduced to the maximum benefit that would not result in any such excise tax.

Executive Officer Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to or earned by our Chief Executive Officer and Chairman of the Board, Maurice H. Sullivan, Jr., our President and Chief Operating Officer, Thomas J. Leetch, Jr. (Mr. Leetch is also President and Chief Executive Officer of Peoples Federal Savings Bank) and James J. Gavin, our Executive Vice President (Mr. Gavin is also Executive Vice President, Chief Operating Officer and Chief Lending Officer of Peoples Federal Savings Bank) for the fiscal years ended September 30, 2010 and September 30, 2009.  We refer to these individuals as “Named Executive Officers.”

Name and principal position with Peoples Federal Bancshares	Fiscal Year Ended September 30,	Salary ($)	Bonus ($)	All other compensation(2) ($)	Total ($)

Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer	2010 2009	359,343 321,800	89,175 89,176	41,514 42,846	490,032 453,822

Thomas J. Leetch, Jr. President and Chief Operating Officer	2010 2009	359,343 321,800	82,925 82,926	15,591 15,644	457,859 420,370

James J. Gavin, Executive Vice President	2010 2009	217,681 191,200	49,271(1) 49,271(1)	8,558 8,065	275,510 248,536

________________________________
(1)	Mr. Gavin deferred $1,000 of his bonus to the Peoples Federal Savings Bank Voluntary Deferred Compensation Plan for Executives.
(2)
The amounts in this column reflect what we have paid for, or reimbursed, the applicable Named Executive Officer for various benefits and perquisites that we provide.  A break-down of the various elements of compensation in this column is set forth in the table immediately following.

	All Other Compensation
	Mr. Sullivan, Jr.	Mr. Leetch, Jr.	Mr. Gavin

Employer 401(k) Matching Contribution	—	7,154	6,533
Director Fees	27,400	3,000	—
Personal Use of Auto	448	503	—
STD, LTD & Group Life	1,617	1,945	1,945
Split Dollar Life Insurance	323	237	80
In lieu of 401(k) match	6436	—	—
Tax Gross-ups	5,290	2,752	—
Total	$41,514	$15,591	$8,558

Employment Agreements.  Peoples Federal Savings Bank has entered into separate employment agreements with Messrs. Thomas J. Leetch, Jr. and James J. Gavin as well as with one other senior executive.  In addition, Peoples Federal MHC had entered into an employment agreement with Maurice H. Sullivan, Jr. (Messrs. Leetch, Gavin and Sullivan are referred to below as the “executives” or “executive”).   Upon completion of our mutual to stock conversion, Peoples Federal Bancshares entered into separate employment agreements with each executive (the employment agreement between Mr. Sullivan and Peoples Federal MHC was replaced by an agreement with Peoples Federal Bancshares).  The employment agreements with Peoples Federal Bancshares have essentially identical provisions as the Peoples Federal Savings Bank agreements, except that the employment agreements with Peoples Federal Bancshares provide for daily, rather than annual renewal, and obligate Peoples Federal Bancshares to make any payments not made by Peoples Federal Savings Bank under its agreements with the executives (provided that the executives will not receive any duplicate payments) and will not require an automatic cut-back of severance benefits on a termination of employment in connection with a change in control in order to avoid an excess parachute payment.  Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable management base upon our becoming a publicly traded stock company.  The discussion below addresses the employment agreement for each executive with Peoples Federal Savings Bank and Peoples Federal Bancshares.

The Peoples Federal Saving Bank employment agreements with Messrs. Leetch and Gavin and the Peoples Federal Bancshares employment agreements with Messrs. Leetch, Gavin and Sullivan, Jr. each provide for three-year terms, subject to, in the case of the Peoples Federal Savings Bank employment agreements, annual renewal by the board of directors for an additional year beyond the then-current expiration date, and with respect to the employment agreements with Peoples Federal Bancshares, subject to daily renewals, with annual review by the board of directors.  The current base salaries under the employment agreements, effective January 1, 2011, are $395,814 for Mr. Sullivan, $395,184 for Mr. Leetch and $243,028 for Mr. Gavin.  The agreements also provide for participation in incentive compensation programs, employee benefit plans and programs, regular vacation and paid legal holidays, and certain fringe benefits as described in the agreements.  The employment agreements for Messrs. Sullivan and Leetch also provide for the use of an automobile and a cellular phone.  In addition, the employment agreements for each of Mr. Leetch and Sullivan provide that, in the event the executive terminates employment on or after age 65, he and his wife will be entitled to participation in a supplemental medical retiree insurance plan and a prescription drug benefit plan for the remainder of their lives, at no cost to either of them.

Upon termination of an executive’s employment for cause, as defined in each of the agreements, the executive will receive no further compensation or benefits under the agreement.  If we terminate the executive without cause or if the executive terminates voluntarily under specified circumstances that constitute good reason (as defined in the agreement), the executive will be entitled to the base salary and incentive compensation and the value of all employee benefits that would have been provided for the remaining term of the agreement had the executive’s employment not terminated.  Such amounts would be paid in a lump sum payment.  In addition, the executive will be entitled to participate in any life insurance, non-taxable medical, health, or dental arrangement, subject to the same premium contribution until the earlier of his death, his employment by another employer other than one in which he is the majority owner, or the remaining term of the agreement.  In the event of a change in control, followed by the executive’s dismissal or resignation following a demotion, loss of title, office or significant authority, or relocation by more than 25-miles, the executive will be entitled to the greater of the payments set forth above or three times his average annual compensation over the last five years, payable in a lump sum, plus, continued welfare benefits either provided under the Peoples Federal Savings Bank plans for a period of up to 36 months or by payment of a cash lump sum payment equal to the cost of providing such benefits for 36 months.  In addition, any memberships or automobile use shall be continued during the remaining unexpired term of the agreement. The payments required under the Peoples Federal Savings Bank employment agreements but not under the Peoples Federal Bancshares employment agreements in connection with a change in control will be reduced to the extent necessary to avoid an excess parachute payment.

Upon any termination of employment that would entitle a severance payment (other than a termination in connection with a change in control), each executive will be required to adhere to a one-year non-competition provision.  The executive will be required to release us from any and all claims in order to receive any payments and benefits under their agreements.  We will agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible.

Salary Continuation Agreements.  Peoples Federal Savings Bank entered into Salary Continuation Agreements with Mr. Thomas J. Leetch, Jr., effective in May 2006, and with Mr. James J. Gavin, effective in December 2004.  In addition, Peoples Federal MHC entered into a Salary Continuation Agreement with Mr. Maurice H. Sullivan, Jr. in May 2006.  The Peoples Federal MHC Salary Continuation Agreement has been assumed by Peoples Federal Bancshares, as successor to Peoples Federal MHC.  In December 2010, the Board of Directors approved amendments to each of these Salary Continuation Agreements which amendments, it is expected, will be entered into during the first calendar quarter of 2011 and made effective as of January 1, 2011.  The amendments increase the benefits to the executives.  Each of the Salary Continuation Agreements is substantially similar except for the difference in the benefits payable under the individual agreements.

The agreements for each executive provide that upon normal retirement (i.e., age 65 and completion of 15 years of service) the executive will receive an annual benefit, payable in monthly installments over a period of 20 years.  Under the amended agreements, the annual benefits will be $175,000 for Mr. Leetch, $84,555 for Mr. Sullivan and $183,276 for Mr. Gavin.  In the event of early termination before age 65 (but after completion of at least 15 years of service in the case of Messrs. Leetch and Gavin), for reasons other than death, disability, termination for cause or within 12 months following a change in control, the executive will be entitled to an annual benefit based on his age at the time of termination, payable in monthly installments over a period of 20 years.  If such termination had occurred on September 30, 2010 (without giving effect to the amendments), the annual benefit payable to Messrs. Leetch, Sullivan, Jr. and Gavin, would have been $101,458, $75,008 and $33,520, respectively.  Such benefit would commence at the executive’s normal retirement date (i.e., the later of separation from service or attainment of age of 65).  In the event of a change in control followed within 12 months by the executive’s separation from service, the executive will receive an annual benefit payable in monthly installments commencing on the first day of the month following separation from service, over a period of 20 years.  Assuming the separation from service occurs on or after January 1, 2011, giving effect to the amendments to the agreements, the benefit payable on a change in control will be $175,000 for Mr. Leetch, $84,555 for Mr. Sullivan, Jr. and $183,276 for Mr. Gavin.  The executives (or their beneficiaries) will also be entitled to certain benefits in the event of the executive’s disability or death.  The agreements also include a one-year non-compete provision in the event of the executive’s separation from service (except in the event of separation from service following a change in control).

Split Dollar Plans.  Peoples Federal Savings Bank entered into endorsement split dollar life insurance plans for the benefit of several senior executives, including Messrs. Sullivan, Jr., Leetch and Gavin, effective December 1, 2004, as amended in 2006. In December 2010, the Board of Directors approved amendments to each of these plans which amendments, it is expected, will be entered into during the first calendar quarter of 2011 and made effective as of January 1, 2011.   The amendments increased the amount of the death proceeds payable under the plans. The split dollar plans divide the death proceeds payable under certain life insurance policies owned by Peoples Federal Savings Bank that insure the lives of the participating employees between Peoples Federal Savings Bank and the designated beneficiary of each insured participating employee.  Giving effect to the amendments, the amounts of death proceeds available for the beneficiaries of the participating employees range from $50,000 to $450,000.  The death benefit payable to the beneficiaries of each of Messrs. Sullivan, Jr., Leetch and Gavin, is $450,000, $400,000 and $175,000, respectively (prior to amendment, the death benefit for each of the three named executive officers was $150,000) provided that such benefit cannot exceed the net death proceeds under the applicable policy (i.e., the total death proceeds reduced by the greater of (i) the cash surrender value or (ii) the aggregate premiums paid by Peoples Federal Savings Bank).  Peoples Federal Savings Bank will pay the premiums due on all the policies and will gross-up the income of Messrs. Sullivan, Jr. and Leetch (but not Gavin) to reimburse the executives for the taxes paid on the additional term insurance protection received for such year.  A participant’s rights under the split dollar plan will automatically cease upon the participant’s termination for cause.  In the event Peoples Federal

Savings Bank decides to maintain the policy after the participant’s termination of participation in the plan, Peoples Federal Savings Bank will be the direct beneficiary of the entire death proceeds of the policy.

Voluntary Deferred Compensation Plan for Executives.  Peoples Federal Savings Bank adopted a Voluntary Deferred Compensation Plan for Executives, effective January 1, 2006.  An executive designated as eligible to participate in the plan may elect to become a participant by submitting to the Compensation Committee a written election to defer a percentage or a specified dollar amount that would otherwise be earned in the following calendar year.  Amounts deferred by the executive will be deemed invested in investments designated as available by the Compensation Committee.    The executive may direct that the amounts credited to his account be applied in the proportions he may designate in each deemed investment and may elect to change his investment direction.  Each executive’s account will be deemed credited at the end of each calendar quarter, or other dates designated by the Compensation Committee, with the earnings or losses the account would have experienced had the account actually been invested in the deemed investment.  Executives are vested in all amounts in their accounts at all times.  Payments under the plan will commence upon a fixed date selected by the executive at the time of the deferral, which may be either the last day of a calendar quarter ending at least two years from the end of the calendar year in which the deferred compensation would otherwise become payable, but no later than the end of the calendar quarter in which the executive attains age 75, or the last day of any calendar quarter ending after the executive’s separation of service.  The executive will select the form of payment at the time the executive elects to defer compensation from the forms of payment available under the plan.  To the extent permitted by the Compensation Committee, an executive may request a distribution in the event of an unforeseeable emergency.  In the event the executive dies before payments have commenced, the amount allocated to the executive’s account will be paid to the executive’s beneficiary.  If payments of a deferred amount have already commenced in the form of installments at the time of the executive’s death, the payments will continue to be made in the same form to the executive’s beneficiary.

In connection with our mutual to stock conversion and stock offering, Peoples Federal Savings Bank amended and restated the Voluntary Deferred Compensation Plan for Executives to include a supplemental employee stock ownership feature (referred to herein as the “supplemental ESOP” portion of the plan).  The supplemental ESOP portion of the plan provides additional cash benefits at retirement or other termination of employment to participants whose benefits under the tax-qualified employee stock ownership plan, described below, are limited by tax law limitations applicable to tax-qualified plans.  Messrs. Sullivan III, Leetch and Gavin are the initial participants in this portion of the plan.  The supplemental ESOP credits each participant who also participates in the tax-qualified employee stock ownership plan with an annual amount equal to the sum of the difference (expressed in dollars) between “(a)” and “(b)” where “(a)” is the number of shares of common stock of Peoples Federal Bancshares that would have been allocated to the participant’s account in the tax-qualified employee stock ownership plan, but for the tax law limitations, and “(b)” is the actual number of shares allocated to the participant’s account in the tax-qualified employee stock ownership plan.  In each case, the number of shares is multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount.  Each participant is permitted to invest the annual amount credited to his or her account among an investment selected by the Compensation Committee of the board of directors, which has been selected to administer the plan.  Each participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account.

Tax Qualified Plans

401(k) Plan.  Peoples Federal Savings Bank maintains the Peoples Federal Savings Bank 401(k) Plan for the benefit of its eligible employees.  A participant may contribute from 1% to 15% of his or her salary, which includes basic salary, plus overtime and bonus, to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  In addition, the 401(k) plan provides that

Peoples Federal Savings Bank will make matching contributions to the account of a participant in an amount equal to 50% of the participant’s contributions on the first six percent of the participant’s compensation for the year.  Unless elected otherwise by the participant, the benefits under the 401(k) plan are generally distributed in the form of a lump sum payment following the participant’s termination of employment.  Effective May 1, 2010, Peoples Federal Saving Bank transferred the assets attributable to Peoples Federal Savings Bank’s employees from the Pentegra multiple employer plan to a single employer plan and added the Peoples Federal Bancshares Stock Fund as an investment alternative.  This change permitted Peoples Federal Savings Bank 401(k) Plan participants to invest their account balances in the Peoples Federal Bancshares Stock Fund, both in the offering and afterwards.  A participant will also have the right to direct the trustee regarding the voting of shares purchased for his or her plan account.

Defined Benefit Plan.  Peoples Federal Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple employer plan.  Employees who were hired prior to July 1, 2010 by Peoples Federal Savings Bank and who have completed one year of employment and have attained age 21 are eligible to participate in the plan, except for employees compensated on an hourly basis.  Employees of Brookline Co-operative Bank as of September 10, 2007, the date we acquired Brookline Co-operative Bank, received credit under the plan for their service with Brookline Co-operative for purposes of meeting the eligibility requirements of the plan and for purposes of vesting.  No employees hired on or after July 1, 2010 are eligible to participate in the plan.  A participant becomes vested in his or her retirement benefit upon completion of five years of employment, provided that a participant who has reached age 65 becomes 100% vested, regardless of the number of completed years of employment.

Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 2% of the participant’s average annual salary for the five highest paid consecutive years of benefit service multiplied by the number of years of benefit service.  A participant who terminates employment prior to age 65 who has become vested in a benefit will be entitled to an annual early retirement benefit, which may commence at age 45.  The early retirement benefit is equal to the vested amount of the normal retirement benefit accrued at the participant’s termination date.  Payment of the early retirement benefit can begin as early as 45, in which case the accrued benefit will be reduced by applying an early retirement factor of 3% per year for each year that payments begin prior to age 65.    Normal and early retirement benefits are generally payable over the lifetime of the participant, or the participant and a beneficiary, and include a death benefit upon the participant’s death.  Other optional forms of distribution under the plan include various annuities, including a higher lifetime benefit with no death benefit or a joint and 50% survivor annuity, among other things.  In the event a participant dies while in active service, the participant’s beneficiary will be entitled to a death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus a refund of the participant’s own contributions, if any, plus interest.  Messrs. Leetch and Gavin have approximately 34 and 17 years, respectively, of credited service under the plan.

Employee Stock Ownership Plan. In connection with the conversion and stock offering, Peoples Federal Savings Bank adopted an employee stock ownership plan for eligible employees.  Eligible employees who have attained age 21 and who are employed for one year will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of Peoples Federal Bancshares common stock issued in the offering,

including shares contributed to the charitable foundation.  The employee stock ownership plan obtained a loan equal to the aggregate purchase price of the common stock from a subsidiary of Peoples Federal Bancshares.  The loan will be repaid principally through Peoples Federal Saving Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as Peoples Federal Savings Bank repays the loan.  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.  A participant becomes vested in his or her account balance at the rate of 20% per year over a 5-year period.  Generally, participants will receive distributions from the employee stock ownership plan upon separation from service.  The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

PROPOSAL 2— Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Shatswell, MacLeod & Company, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011, subject to ratification by stockholders.  A representative of Shatswell, MacLeod & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Audit Fees

The following table sets forth the fees we paid to Shatswell, MacLeod & Company, P.C. for the fiscal years ended September 30, 2010 and 2009.

	2010	2009
Audit fees	$60,000	$49,000
Audit-related fees (1)	$156,000	$—
Tax fees (2)	$18,100	$12,600
All other fees	$17,500	$16,200

(1)	Audit-related fees for 2010 include fees incurred in connection with the Company’s initial stock offering and review of the SEC registration statement filed.
(2)	Tax fees consist of tax return preparation and other tax matters.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the independent auditor does not provide any non-audit services to us that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the audit or services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During each of the fiscal years ended September 30, 2010 and 2009, 100% of audit-related fees and tax fees were approved, in advance, by the Audit Committee.

Vote Required

If the ratification of the appointment of Shatswell, MacLeod & Company, P.C. is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm.

PROPOSAL 3—Advisory Vote on Executive Compensation

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1— Election of Directors—Executive Officer Compensation.” Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1—Election of Directors—Executive Officer Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2011 Annual Meeting:

“RESOLVED, that the shareholders of Peoples Federal Bancshares, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1—Election of Directors—Executive Officer Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the resolution set forth in Proposal Three. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

PROPOSAL 4— Frequency of Advisory Votes on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the Company’s named executive officers  (the “say-on-pay” advisory vote in Proposal 3 above) should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year.  The determination was based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Vote Required

Generally, approval of any matter presented to shareholders requires a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the One Year option.  Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Peoples Federal Savings Bank to our executive officers and directors in compliance with federal banking regulations.

At September 30, 2010, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Peoples Federal Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  These loans were performing according to their original terms at September 30, 2010, and were made in compliance with federal banking regulations.

Pursuant to Peoples Federal Bancshares Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $50,000 with our directors, executive officers and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than September 15, 2011.  If next year’s annual meeting is held on a date more than 30 calendar days from February 15, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.  The 2012 annual meeting of stockholders is expected to be held on February 15, 2012.  For the 2012 annual meeting of stockholders, the notice would have to be received between November 17, 2011 and November 27, 2011.  The stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws.  Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2010 Annual Report to Stockholders are each available on the internet at www.cfpproxy.com/6869.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Myron Fox

Myron Fox
Corporate Secretary

Brighton, Massachusetts
January 13, 2011

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PEOPLES FEDERAL BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 15, 2011 — 2:00 P.M., EASTERN TIME			For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐
The undersigned hereby appoints the members of the official proxy committee of Peoples Federal Bancshares, Inc. (the “Company”), or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on Tuesday, February 15, 2011 at 2:00 p.m., Eastern time, at the Doubletree Guest Suites Boston Hotel, 400 Soldiers Field Road, Boston, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

Thomas J. Leetch, Jr., Vincent Mannering, Norman Posner and Maurice H. Sullivan, III.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
2.
The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent registered public accounting firm of Peoples Federal Bancshares, Inc. for the fiscal year ending September 30, 2011.
			☐	☐	☐
			For	Against	Abstain
	3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
4.
To consider and act upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.
		☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND RECOMMENDS THAT YOU VOTE FOR THE ONE YEAR FREQUENCY OPTION FOR PROPOSAL 4.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of Proposals 1, 2 and 3 and will be voted “FOR” the ONE YEAR Option in Proposal 4. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Please be sure to date and sign this proxy card in the box below	Date
Sign above Co-holder (if any) sign above

Ã Detach above card, sign, date and mail in postage paid envelope provided. Ã

PEOPLES FEDERAL BANCSHARES, INC.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2010 Annual Report to Stockholders are each available on the internet at www.cfpproxy.com/6869.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

6869